UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

INSPIRATO INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

1544 Wazee Street
Denver, Colorado 80202
(303) 586-7771
April 6, 2023
Dear Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Inspirato Incorporated (“Inspirato”), to be held on Thursday, May 18, 2023 at 9:00 am, Mountain Standard Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.meetnow.global/MPZN7X4, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Inspirato.
Sincerely,
Brent Handler
Co-Founder, Chief Executive Officer, and Director

INSPIRATO INCORPORATED
1544 Wazee Street
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date	9:00 am, Mountain Standard Time, on Thursday, May 18, 2023
Place	The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.meetnow.global/MPZN7X4, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
Items of Business
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To elect one Class I director named in the accompanying proxy statement to hold office until our 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal.

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To ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

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To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	March 31, 2023 Only stockholders of record as of March 31, 2023 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 6, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 6, 2023 by visiting www.envisionreports.com/ISPO.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors, James Hnat General Counsel and Secretary Denver, Colorado April 6, 2023

i

ii

INSPIRATO INCORPORATED
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 am, Mountain Standard Time, on Thursday, May 18, 2023
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders of Inspirato Incorporated, a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, May 18, 2023 at 9:00 am, Mountain Standard Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.meetnow.global/MPZN7X4, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 6, 2023 to all stockholders of record as of March 31, 2023. The proxy materials and our annual report can be accessed as of April 6, 2023 by visiting www.envisionreports.com/ISPO. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
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the election of one Class I director named in this proxy statement to hold office until our 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal; and

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the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
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“FOR” the election of the Class I director nominee named in this proxy statement; and

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“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Who is entitled to vote at the annual meeting?
Holders of our Class A and Class V common stock as of the close of business on March 31, 2023, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 66,700,536 shares of our Class A common stock outstanding and 59,202,623 shares of our Class V common stock outstanding. Our Class A common stock and Class V common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A and Class V common stock is entitled to one vote on each matter properly brought before the annual meeting. Our Class A common stock and Class V common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders.   If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Mountain Standard Time, at our principal executive offices located at 1544 Wazee Street, Denver, Colorado 80202 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.meetnow.global/MPZN7X4, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
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Proposal No. 1:   Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

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Proposal No. 2:   The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record.   If you are a stockholder of record, you may vote in one of the following ways:
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by Internet at www.meetnow.global/MPZN7X4, 24 hours a day, 7 days a week, until 9:00 am, Mountain Standard Time, on May 18, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

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by toll-free telephone at 1-800-652-VOTE (8683), 24 hours a day, 7 days a week, until 12:00 am, EST time, on May 18, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);

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by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or

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by attending the annual meeting virtually by visiting www.meetnow.global/MPZN7X4, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders.   If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.meetnow.global/MPZN7X4 website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Beneficial holders may register in advance of the meeting by submitting proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Inspirato holdings along with your name and email address to Computershare.
Requests must be labeled ofas “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 12, 2023. You will receive a confirmation your registration by email after we receive your registration materials.
Requests for registration should be directed to us as the following:
By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com
By mail: Computershare, Inspirato Incorporated Legal Proxy, PO Box 43001, Providence, RI 02940-3991
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record.   If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
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“FOR” the election of the Class I director nominee named in this proxy statement; and

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“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders.   Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record.   If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
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entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

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completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

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delivering a written notice of revocation to our corporate secretary at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

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attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders.   If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record.   If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.meetnow.global/MPZN7X4. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 9:00 am, Mountain Standard Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:00 am, Mountain Standard Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders.   If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.meetnow.global/MPZN7X4 website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. James Hnat, our Secretary and General Counsel, and Brent Wadman, our Assistant Secretary, Vice President and Associate General Counsel, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use the proxy holder’s own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Computershare will tabulate the votes and act as inspector of election.
How can I contact Inspirato’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 800 736 3001, or by writing Computershare Investor Services PO Box 43006 Providence, RI, 02940-3006. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, five of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
Scot Sellers, a Class I director, is not standing for re-election at the annual meeting. As a result, Mr. Sellers will no longer serve on our board of directors following the annual meeting, and we thank Mr. Sellers for his service. Effective immediately after the annual meeting, the number of authorized directors will be reduced from seven to six directors.
The following table sets forth the names, ages as of March 31, 2023, and certain other information for each of our directors and director nominees:
Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominee for Director
Eric Grosse(1)(2)(3)	I	54	Director and Lead Independent Director	2022	2023	2026
Continuing Directors
Michael Armstrong(1)(2)	II	50	Director	2022	2024	—
Ann Payne(1)(3)	II	63	Director	2022	2024	—
Brent Handler	III	54	Director and Chief Executive Officer	2022	2025	—
Brad Handler	III	55	Director and Executive Chairman	2022	2025	—
Scott Berman(3)	III	60	Director	2022	2025	—
						—
Non-Continuing Director
Scot Sellers(2)	I	66	Director	2022	2023	—

(1)
Member of audit committee

(2)
Member of compensation committee

(3)
Member of nominating and corporate governance committee

Nominees for Director
Eric Grosse.   Eric Grosse has served on our board of directors since February 2022. He has also been President of Suki AI, a technology and services company that uses artificial intelligence and machine learning to deliver voice powered digital assistant solutions to physicians since November 2021. From October 2020 to October 2021, Mr. Grosse served as an advisor to a number of Bay Area technology companies. Mr. Grosse also co-founded Chairish, an online vintage furniture, and home accessories marketplace, in 2012 and rotated between the Chief Executive Officer, President and Chief Financial Officer roles from December 2012 to October 2020. From June 2012 to November 2012, he was an Executive in Residence at Matrix Partners, a venture capital firm. From October 2011 through June 2012, Mr. Grosse was Chief Executive Officer of TaskRabbit, Inc., an online marketplace that connects freelance labor with local demand. Mr. Grosse also served as President of Expedia Worldwide, part of Expedia Group Inc (Nasdaq: EXPE), an online travel company, from October 2008 through October 2010. Prior to Expedia Worldwide, Mr. Grosse Co-Founded Hotwire, Inc., an online travel company, in 2000 and held a number of senior executive positions before serving as President from January 2006 through October 2008. Mr. Grosse started his career in the Mergers & Acquisitions Department of Morgan Stanley (NYSE: MS), and also spent time as a Research Analyst with DMG Technology Group, where he helped lead the Amazon.com IPO. Mr. Grosse holds a B.A. from Williams College and a M.B.A. from Harvard Business School.
We believe that Mr. Grosse is qualified to serve on our board of directors because of his extensive experience in the consumer technology and hospitality industries. Mr. Grosse was originally recommended for nomination as a director by an executive officer.
Continuing Directors
Brent Handler.   Brent Handler is a co-founder of Inspirato and has served as our Chief Executive Officer and on our board of directors since February 2022. He has also served as the Chief Executive Officer of Inspirato LLC and as a member of its Board of Managers since January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and served as its President from 2002 to 2009. Mr. Handler holds a B.S. in Business from the University of Colorado, Boulder.
We believe Mr. Handler is qualified to serve as a member of our board of directors due to the perspective and expertise he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.
Brad Handler.   Brad Handler is a co-founder of Inspirato and has served as our Executive Chairman and on our board of directors since February 2022. He has also served as the Executive Chairman of Inspirato LLC and as a member of its Board of Managers since January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and from 2002 to 2009 served in roles including Chairman and Chief Executive Officer. Mr. Handler holds a B.A. in History, from the University of Pennsylvania, a B.S.E in Economics with a concentration in Decision Science from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.
We believe Mr. Handler is qualified to serve as a member of our board of directors due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.
Michael Armstrong.   Michael Armstrong has served on our board of directors since February 2022. He has also been the Executive Vice President, Worldwide Television Licensing & Operations at ViacomCBS Global Distribution Group (Nasdaq:VIAC), a leading global media and entertainment company since August 2018. He spent most of his career at ViacomCBS developing and launching revenue generating media brands around the world. He is a global media expert and business development and operations executive. Mr. Armstrong previously served as General Manager of BET Networks (A division of ViacomCBS) from July 2017 to August 2018 and launched and led the BET Networks International division for over 11 years. He was also Executive Vice President and General Manager, Revenue & Emerging Brands at Viacom International Media Networks from December 2014 to July 2017. Mr. Armstrong has served as an Independent Director of Canada Goose (NYSE:GOOS, TSX:GOOS) since January 2021. Mr. Armstrong is on the board of non-profit audio journalism company PRX and is a member of the Board of Trustees at his alma mater, Hampton University. He previously chaired the boards of Dance Theatre of Harlem and National Association of Multi-Ethnicity in Communications (NAMIC). Mr. Armstrong is also a member of the International Academy of Television Arts & Sciences. He holds a B.S. from Hampton University and an M.B.A. from the University of Chicago, Booth School of Business, where he was honored in 2012 with the Distinguished Young Alumni Award.
We believe Mr. Armstrong is qualified to serve on our board of directors because of his strong executive and business operations skills.
Ann Payne.   Ann Payne has served on our board of directors since February 2022. She previously served as an Audit Partner at PricewaterhouseCoopers LLP (“PwC”), a global accounting firm, from 1993 until her retirement in June 2019 and continued as a consultant until June 2020, where she gained expertise in auditing and accounting for IPOs, equity and debt financings, and mergers and acquisitions. At PwC, Ms. Payne provided professional services to domestic and international public and private corporations in the leisure, healthcare, and transportation sectors; led PwC’s first US based Audit outsourcing center from its opening to its maturity; and provided support services for PwC’s Audit Practice’s National Quality Office, Ms. Payne has served as an Independent Director of The Lion Electric Company (NYSE: LEV, TSX: LEV). Ms. Payne currently holds leadership roles on several non-profit boards. Since September 2020, Ms. Payne has served as Chairman of the Foundation Board for St. Thomas Aquinas High School. Since September 1980, Ms. Payne has been involved with and currently serves as the Treasurer and Board Member for Jack & Jill Center. Since January 1981, Ms. Payne has been a member of the Junior League of Greater Fort Lauderdale where she held numerous positions including President. Ms. Payne has been a member of the National Association of Corporate Directors since 2019 and served on the Board of Governors for the Florida Institute of Certified Public Accountants from 2003 to 2007. She is a Certified Public Accountant in the state of Florida. Ms. Payne holds a B.S., summa cum laude, from Barry University, where she was honored in 2001 by the Alumni Association with a Professional Achievement Award. She also attended Yale University’s Women on Boards Program and earned a Scholar Certificate from the Kellogg School of Management’s Executive Education Program. She earned a CERT — Certificate in Cybersecurity Oversight from Carnegie Mellon University, earned a Certificate from the University of South Florida’s Diversity, Equity, and Inclusion in the Workplace Program, and completed the National Association of Corporate Directors’ Virtual Director Professionalism Program. Since 2022.
We believe that Ms. Payne is qualified to serve on our board of directors because of her extensive experience in auditing and accounting, along with her financial expertise.
Scott Berman.   Scott Berman has served on our board of directors since August 2022. He currently serves on the executive board of the Marriott-Sorenson Center for Hospitality Leadership at Howard University. Mr. Berman previously served as a Partner in the hospitality and leisure consulting practice at PwC from 1992 to 2022 and served as PwC’s U.S. hospitality and leisure practice leader from 2007 until his retirement in June 2022. While at PwC, Mr. Berman consulted for both public and private boards at leading industry operating companies as well as many institutional owners of real estate in the hospitality and leisure sector. Prior to joining PwC in 1992, Mr. Berman was the Director of Development for Hilton International, a leading global hospitality company, where he was responsible for new hotel development and acquisition of existing properties in the United States, Canada, Mexico, Latin America and the Caribbean. Mr. Berman is an active member of the American Hotel & Lodging Association’s Leadership Roundtable; serves on the Cornell Nolan School of Hotel Administration Dean’s Advisory Board; serves on the Cornell SC Johnson Leadership Council; is a founding member of the Cornell University Center for Hospitality Research; serves on the Executive Board of the Greater Miami and the Beaches Hotel Association; and is a member of the International Society of Hospitality Consultants. He is a former member of the Board of Directors of the American Resort Development Association. Mr. Berman holds a B.S. in Hotel Administration from Cornell University.
We believe that Mr. Berman is qualified to serve on our board of directors because of his extensive experience in the travel and hospitality industries.
Non-Continuing Director
Scot Sellers.   Scot Sellers has served on our board of directors since February 2022 and has served as a member of Inspirato LLC’s Board of Managers since November 2011. From January 1993 through February 2013, Mr. Sellers served in various roles at Archstone, a real estate investment trust and member of the S&P 500, and its predecessor companies, including Chairman and Chief Executive Officer. Mr. Sellers has served on the board of directors of Howard Hughes Corporation (NYSE:HHC) since November 2010, and also serves on the boards of directors of the Irvine Company and Milhaus LLC. Mr. Sellers holds a B.S. from Lewis & Clark College and an M.B.A. from Stanford University, where he graduated as an Arjay Miller Scholar. Mr. Sellers was originally recommended for nomination as a director by an executive officer.
Director Independence
Our Class A common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Ms. Payne and Messrs. Grosse, Sellers, Armstrong, and Berman, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Brent Handler is not considered an independent director because of his position as our Chief Executive Officer. Brad Handler is not considered an independent director because of his position as our Executive Chairman.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Brent Handler and Brad Handler are brothers and co-founded Inspirato.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors will serve as our lead independent director. Eric Grosse serves as our Lead Independent Director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, our chairperson ensures the proper functioning of our board, while our lead independent director along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Brad Handler’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable him to lead our board effectively while Eric Grosse’s strong corporate management experience and independence enable him to assist in ensuring independent oversight.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face several risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Payne, Mr. Grosse and Mr. Armstrong. Ms. Payne is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that each of Ms. Payne and Mr. Grosse is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•
reviewing our financial reporting processes and disclosure controls;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
reviewing the quality and adequacy of our internal control policies and procedures, including the responsibilities, budget and staffing of our internal audit function;

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reviewing with the independent auditors, and internal audit department, if applicable, the annual audit plan;

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obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures, issues raised by the most recent internal quality-control review and all relationships between the independent auditor and us, if any;

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monitoring the rotation of the lead partner of our independent auditor on our engagement team as required by law;

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prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues in internal audit reports and responses by management;

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reviewing with management and our auditors any earnings press releases and other public announcements;

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establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters;

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Approving the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal, regulatory and ethical responsibilities;

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reviewing our major financial risk exposures; and

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reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2022, our audit committee held eight meetings.
Compensation Committee
The current members of our compensation committee are Mr. Armstrong, Mr. Grosse and Mr. Sellers. Mr. Sellers will no longer serve on our compensation committee following the annual meeting. Mr. Armstrong is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
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reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

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reviewing and approving the compensation and other terms of employment of our executive officers;

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making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;

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reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to the non-employee board members;

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reviewing and establishing stock ownership guidelines for executive officers and non-employee board members;

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reviewing and assessing the independence of compensation consultants, independent legal counsel and other advisors as required by Section 10C of the Exchange Act;

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administering our equity incentive plans, to the extent such authority is delegated by our board of directors;

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reviewing and approving the terms of any employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions and any other material arrangements for our executive officers;

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approving or recommending for approval the creation or revision of any clawback policy allowing us to recoup compensation paid to employees;

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reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•
approving an annual report on executive compensation that the SEC requires in our annual proxy statement; and,

•
reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our board of directors.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2022, our compensation committee held four meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Ms. Payne, Mr. Grosse and Mr. Berman. Mr. Grosse is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
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identifying, reviewing and making recommendations of candidates to serve on our board of directors;

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evaluating the performance of our board of directors, committees of our board of directors and individual directors and determining whether continued service on our board of directors is appropriate;

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evaluating nominations by stockholders of candidates for election to our board of directors;

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evaluating the current size, composition and governance of our board of directors and its committees and making recommendations to our board of directors for approvals;

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reviewing our board of directors’ leadership structure, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of our board of directors;

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reviewing corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

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reviewing issues and developments related to corporate governance; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2022, our nominating and corporate governance committee held four meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2022, our board of directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Executive Sessions of Independent Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the independent directors will meet in executive sessions without employee directors or management present on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2022, the members of our compensation committee were Messrs. Armstrong, Grosse, and Sellers. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters —  Stockholder Proposals or Director Nominations for 2024 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202. Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Director Compensation
In April 2022, we adopted a compensation program for our non-employee directors that consists of annual retainer fees, a subscription to Inspirato Pass and long-term equity awards, or the “Outside Director Compensation Policy.” The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. Under the Outside Director Compensation Policy, each of our non-employee directors receives the cash and equity compensation for services described below. We will also continue to reimburse our non-employee directors for reasonable, customary, and documented travel expenses to board or committee meetings.
The Outside Director Compensation Policy includes a maximum annual limit of $750,000 of cash retainers, a subscription to Inspirato Pass and fees and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,500,000 in an individual’s first year of service as a non-employee director. Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), does not count for purposes of the limitation. For the purposes of the Outside Director Compensation Policy, the value of equity awards is determined in accordance with United States generally accepted accounting principles.
Cash Compensation
Each non-employee director will be paid, (i) a cash retainer of $40,000 per year and (ii) one subscription to Inspirato Pass with an aggregate value of $26,400 per year. There are no per meeting attendance fees for attending board meetings or meetings of any committee of our board of directors.
Equity Compensation
On the effective date of the registration statement on Form S-8 covering the shares of our Class A common stock that will be subject to our 2021 Equity Incentive Plan and on the first trading day following each annual meeting of our stockholders following the effective date of the Outside Director Compensation Policy, each non-employee director automatically will be granted an award of Restricted Stock Units (an “Annual Award”) covering a number of shares of Class A common stock having a value of $150,000; provided that the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Outside Director Compensation Policy will have a value equal to the product of (A) $150,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed days between the Initial Start Date (as defined in the Outside Director Compensation Policy) and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction shall be rounded down to the nearest whole share. Each Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of our stockholders following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.
Director Compensation for Fiscal 2022
The following table sets forth information regarding the total compensation awarded to, earned by, or paid to, our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Messrs. Brad and Brent Handler were employees and/or executive officers of the company and therefore, did not receive compensation as directors. See “Executive Compensation” for additional information regarding Mr. Brent Handler’s compensation and “Related Person Transactions” for additional information regarding Mr. Brad Handler’s compensation.
Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)	All Other Compensation ($)(1)	Total ($)
Michael Armstrong	40,000	150,000	26,400	216,400
Scott Berman(2)	16,196	117,944	—	134,140
Eric Grosse	40,000	150,000	26,400	216,400
Ann Payne	40,000	150,000	26,400	216,400
Scot Sellers	40,000	150,000	26,400	216,400

(1)
Amounts represent an Inspirato Pass subscription and estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(2)
Scott Berman joined our board of directors on August 5, 2022.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2022:
Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Michael Armstrong	24,077	—
Scott Berman	76,093	—
Eric Grosse	24,077	—
Ann Payne	24,077	—
Scot Sellers	24,077	297,372

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTOR
Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, one Class I director will be elected for a three-year term to succeed the same class whose term is then expiring. Scot Sellers, a Class I director, is not standing for re-election at the annual meeting. Effective immediately after the annual meeting, the number of authorized directors will be reduced from seven to six directors. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Eric Grosse as nominee for election as a Class I director at the annual meeting. If elected, Mr. Grosse will serve as a Class I director until the 2026 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation, or removal. For more information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Grosse has agreed to serve as a director if elected, and management has no reason to believe that he will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed BDO as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. BDO served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
At the annual meeting, we are asking our stockholders to ratify the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of BDO to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of BDO, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of BDO, then our audit committee may reconsider the appointment. One or more representatives of BDO are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
As previously reported on our Current Report on Form 8-K filed with the SEC on February 14, 2022, upon the approval of the audit committee of our board of directors, WithumSmith+Brown, PC (“Withum”) was dismissed as our independent registered public accounting firm, and BDO was engaged as our independent registered public accounting firm effective February 11, 2022. Withum served as our independent registered public accounting firm since July 31, 2020, our inception as Thayer Ventures Acquisition Corporation (“Thayer”), whereas BDO served as the independent registered public accounting firm for Inspirato LLC, since 2021, prior to the consummation of Inspirato LLC’s business combination with Thayer (the “Business Combination”). The audit committee decided to engage BDO because, for accounting purposes, our historical financial statements include a continuation of the financial statements of our business.
Withum’s report on Thayer’s financial statements for the period from July 31, 2020 (inception) through December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Withum’s engagement by Thayer, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.
During the period from July 31, 2020 (inception) until Withum’s dismissal, neither we nor anyone on our behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO and Withum for our fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees(1)	$1,123,416	$1,140,660
Audit Related Fees(2)	$20,669	$24,020
Tax Fees(3)	$130,977	$568,974
All Other Fees(4)	—	—
Total Fees(5)	$1,275,062	$1,733,654

(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit Related Fees” consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)
“All Other Fees” consist of fees billed for permitted products and services other than those that meet the criteria above.

(5)
Additional billings from BDO for 2023 are expected but not yet finalized.

Auditor Independence
In 2022, there were no other professional services provided by BDO, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by BDO for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Inspirato’s financial reporting process, Inspirato’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Inspirato’s consolidated financial statements. Inspirato’s independent registered public accounting firm, BDO, is responsible for performing an independent audit of Inspirato’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Inspirato’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
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reviewed and discussed the audited consolidated financial statements with management and BDO;

•
discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•
received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Ann Payne (Chair)
Eric Grosse
Michael Armstrong
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Inspirato under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Inspirato specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2023.
Name	Age	Position
Brent Handler	54	Chief Executive Officer
David Kallery	58	President
Robert Kaiden	55	Chief Financial Officer*

*
Robert Kaiden was appointed Chief Financial Officer effective March 21, 2023. See “Related Party Transactions — Employment Arrangements” for additional information regarding Mr. Kaiden’s compensation as Chief Financial Officer.

Brent Handler.   Brent Handler is a co-founder of Inspirato and has served as our Chief Executive Officer and on our board of directors since February 2022. He has also served as the Chief Executive Officer of Inspirato LLC and as a member of its Board of Managers since January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and served as its President from 2002 to 2009. Mr. Handler holds a B.S. in Business from the University of Colorado, Boulder.
David Kallery.   David Kallery has served as our President since February 2022 and has served as the President of Inspirato LLC since March 2013. Mr. Kallery previously served as Inspirato LLC’s Chief Customer Officer from November 2012 to March 2013. Before joining Inspirato, Mr. Kallery served in a variety of senior executive roles at Exclusive Resorts from December 2004 to March 2012, including Chief Operating Officer and Senior Vice President of Sales and Marketing. Prior to that, Mr. Kallery served as Chief Operating Officer at Digital Foundry, Chief Operating Officer at PurpleTie, Vice President for Product and Operations at Visa (NYSE:V), and Director of Market Strategy at United Parcel Services (NYSE: UPS).
Robert Kaiden.   Robert Kaiden has served as our Chief Financial Officer since March 2023. Before joining Inspirato, Mr. Kaiden was Chief Accounting Officer at Twitter from June 2015 until November 2022. Mr. Kaiden has served as a member of the board of directors of Away since January 2022. From 1989 to May 2015, Mr. Kaiden served in several roles at Deloitte & Touche LLP, a national auditing firm, including as Audit Partner from 2000 to May 2015. Mr. Kaiden is a certified public accountant (inactive) and holds a B.A. in Political Science from Hamilton College, and M.S. in Professional Accounting from the University of Hartford and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table for Fiscal Year 2022 and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2022, were:
•
Brent Handler, our Chief Executive Officer;

•
Web Neighbor, our Chief Financial Officer; and

•
David Kallery, our President.

Mr. Neighbor was our Chief Financial Officer until March 21, 2023.
Summary Compensation Table for Fiscal 2022
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2022 and prior years where applicable, as determined under SEC rules.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Brent Handler Chief Executive Officer	2022	515,000	238,316	10,591,000	52,589(2)	11,396,905
	2021	460,000	500,000	—	31,040(3)	991,040
Web Neighbor Chief Financial Officer	2022	450,000	138,825	981,225	54,202(4)	1,624,252
	2021	400,000	200,000	—	18,320(5)	618,320
David Kallery President	2022	475,000	146,538	981,225	38,303(6)	1,641,066
	2021	440,000	500,000	—	37,500(7)	977,500

(1)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted during 2022 computed on the basis of the fair market value of the underlying shares of our Class A Common Stock on the grant date in accordance with FASB ASC Topic 718. No RSUs or other equity awards were granted to our named executive officers in 2021. The actual value that the named executive officer will realize on each RSU will depend on the price per share of our shares of Class A Common Stock at the time shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.

(2)
The amount includes $1,500 for matching contributions under our 401(k) plan, $50,789 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits, and $300 for gym membership reimbursement.

(3)
The amount includes $1,500 for matching contributions under our 401(k) plan and $29,540 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(4)
The amount includes $1,500 for matching contributions under our 401(k) plan and $52,702 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits.

(5)
The amount includes $1,500 for matching contributions under our 401(k) plan and $16,820 for personal use of travel benefits with Inspirato and estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits).

(6)
The amount includes $1,500 for matching contributions under our 401(k) plan, $36,503 for personal use of travel benefits with Inspirato, estimated value charged to members, although such costs exceed the incremental cost to Inspirato of providing such benefits, $300 for gym membership reimbursement, and the personal use of a club membership that is primarily maintained for business purposes.

(7)
The amount includes $1,500 for matching contributions under our 401(k) plan, and $36,000 for personal use of travel benefits with Inspirato, estimated value charged to members (although such costs exceed the incremental cost to Inspirato of providing such benefits), and the personal use of a club membership that is primarily maintained for business purposes.

Employment Arrangements
We have entered into employment agreements setting forth the terms and conditions of employment for each of our named executive officers, as described below. These agreements provide for at-will employment. In addition, each of our named executive officers have executed our standard form of proprietary rights and invention assignment agreement.
Brent Handler
In September 2021, we entered into an employment agreement with Brent Handler, our Chief Executive Officer, effective as of the consummation of Inspirato LLC’s business combination with Thayer (the “Closing”). Mr. Handler’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with those that have been in place since 2014. Additionally, Mr. Handler’s employment agreement provides for an initial grant of 1,700,000 restricted stock units following the Closing, vesting in sixteen equal quarterly installments. As of December 31, 2022, Mr. Handler’s base annual salary was $515,000 and his annual target bonus was 75% of his base annual salary.
David Kallery
In September 2021, we entered into an employment agreement with David Kallery, our President, effective as of the Closing. Mr. Kallery’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms no less favorable than those provided to similarly situated executives. Additionally, Mr. Kallery’s employment agreement provides for an initial grant of 157,500 restricted stock units following the Closing, that Mr. Kallery will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Kallery will be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Kallery will vest in sixteen equal quarterly installments. As of December 31, 2022, Mr. Kallery’s base annual salary was $475,000 and his annual target bonus was 50% of his base annual salary.
Web Neighbor
On March 15, 2023, we entered into an amended and restated employment agreement with Web Neighbor, our Chief Financial Officer. Pursuant to the amended and restated employment agreement, Mr. Neighbor and the company agreed that Mr. Neighbor would continue to serve as Chief Financial Officer of the company until the company identifies and appoints a permanent replacement, at which point Mr. Neighbor will serve in the role of Chief Strategy Officer, reporting directly to the company’s Chief

Executive Officer, with responsibility for activities related to corporate strategy, debt and equity capital markets, investor relations, real estate capital formation and investment.
Mr. Neighbor’s amended and restated employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms no less favorable than those provided to similarly situated executives. As of December 31, 2022, Mr. Neighbor’s base annual salary was $450,000 and his annual target bonus was 50% of his base annual salary.
Potential Payments upon Termination or Change in Control
Brent Handler
Under the terms of his employment agreement, if Mr. Handler’s employment is terminated by us without cause or by Mr. Handler for good reason (as such terms are defined in Mr. Handler’s employment agreement), then Mr. Handler will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•
a lump-sum payment, less applicable withholdings, equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination;

•
a lump sum payment, less applicable withholdings, equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, prorated based on the number of complete months of service provided to Inspirato in the year of termination;

•
a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Handler and his eligible dependents, if any, for 24 months;

•
100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards and extension of the post-termination exercise period for any stock options will be extended for 2 years after the termination of employment; and

•
continuation of his entitlement to Inspirato travel benefits.

David Kallery
Under the terms of his employment agreement, if Mr. Kallery’s employment is terminated by us without cause or by Mr. Kallery for good reason (as such terms are defined in Mr. Kallery’s employment agreement), then Mr. Kallery will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•
an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
subject to Mr. Kallery’s copayment of premium amounts at the applicable active employees’ rate and Mr. Kallery’s proper election to receive benefits under COBRA, pay to the group health plan provider, the COBRA provider or Mr. Kallery a monthly payment, for up to 24 months, equal to the monthly employer contribution that Inspirato would have made to provide health insurance to Mr. Kallery if Mr. Kallery had remained employed by Inspirato during such period; and

•
the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in Mr. Kallery’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Kallery’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Web Neighbor
Under the terms of his amended and restated employment agreement, if Mr. Neighbor’s employment is terminated by us without cause or by Mr. Neighbor for cause (as such term is defined in Mr. Neighbor’s employment agreement), then Mr. Neighbor will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•
an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
subject to Mr. Neighbor’s copayment of premium amounts at the applicable active employees’ rate and Mr. Neighbor’s proper election to receive benefits under COBRA, pay to the group health plan provider, the COBRA provider or Mr. Neighbor a monthly payment, for up to 24 months, equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Neighbor if Mr. Neighbor had remained employed by us during such period;

•
the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment;

•
if a change in control (as such term is defined in Mr. Neighbor’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Neighbor’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards; and

•
if a change in control has not or does not occur in the circumstances described above , 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, and if the qualifying termination occurs either (i) after the 6-month anniversary of the effective date of the amended employment agreement or (ii) prior to the 6-month anniversary of the effective date of the amended employment agreement due to a termination by the Company without cause or by Mr. Neighbor for good reason (as such term is defined in Mr. Neighbor’s employment agreement), then Mr. Neighbor will receive additional vesting equivalent to the outstanding unvested equity awards that would have vested with continued services through the 12-month anniversary of the date of termination.

Outstanding Equity Awards at Fiscal 2022 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)
Brent Handler	8/11/2020	279,674(2)	332,812
	4/15/2022	1,700,000(3)	2,023,000
Web Neighbor	12/01/2020	1,379,199(4)	1,641,247
	4/15/2022	157,500(3)	187,425
David Kallery	4/15/2022	157,500(3)	187,425

(1)
Market Value is calculated based on the closing price of our Class A Common Stock on December 30, 2022 (the last trading day of our fiscal year), which was $1.19.

(2)
The securities subject to this award consist of 258,167 shares of our Class V Common Stock and 258,167 New Common Units. Prior to the Business Combination, this award consisted of a profits interest in Inspirato LLC. One forty-eighth (1/48th) of each class of the securities subject to the award are scheduled to be released from the applicable forfeiture provision therein on each monthly anniversary of January 29, 2020, subject to Mr. Handler’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Notwithstanding the foregoing, all outstanding securities subject to the award will vest immediately prior to a “deemed liquidation event” (as defined in the A&R Inspirato LLCA).

(3)
The securities subject to this award consist of RSUs covering shares of our Class A Common Stock. One-fourth (1/4th) of the shares subject to the award vest on February 20, 2023, and the remaining shares vest in 12 equal quarterly installments beginning on May 20, 2023.

(4)
The securities subject to this award consist of 2,206,711 shares of our Class V Common Stock and 2,206,711 New Common Units. Prior to the Business Combination, this award consisted of a profits interest in Inspirato LLC. The securities subject to the award are scheduled to be released from the applicable forfeiture provision in two equal tranches, referred to respectively as the “Initial Neighbor Award” and the “Delayed Neighbor Award.” Twenty-five percent (25%) of each class of the securities subject to the award comprising the Initial Neighbor Award are scheduled to be released from the forfeiture provision therein on the first anniversary of November 30, 2020, and one forty-eighth (1/48th) of each class of the securities subject to the award are scheduled to vest each month thereafter, subject to Mr. Neighbor’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. One forty-eighth (1/48th) of each class of the securities subject to the Delayed Neighbor Award are scheduled to be released from the forfeiture provision therein each month following the first anniversary of November 30, 2020, subject to Mr. Neighbor’s continuous service with Inspirato (or a subsidiary of Inspirato) through each applicable vesting date. Upon the occurrence of a “deemed liquidation event” (as defined in the A&R Inspirato LLCA) which occurs after November 30, 2021, all outstanding securities subject to the Initial Neighbor Award and the Delayed Neighbor Award will immediately vest.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	Class A	10,953,628	—	9,490,224
Equity compensation plans not approved by security holders		—	—	—
Total(2)		10,953,628	—	9,490,224

(1)
Includes the Inspirato Incorporated 2021 Equity Incentive Plan.

(2)
The Inspirato LLC 2012 Unit Option Plan (the “2012 Plan”) was adopted by Inspirato LLC prior to the Business Combination. However, we assumed certain equity awards granted pursuant to the 2012 Plan in connection with the Business Combination. As of December 31, 2022, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the 2012 Pan was 9,331,485 and the weighted-average exercise price of the outstanding options was $0.78.

(3)
Does not include shares issuable upon vesting of outstanding RSU awards, which have no exercise price and are included in column (a).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 1, 2023 by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 65,287,466 shares of our Class A common stock and 59,202,623 shares of Class V common stock outstanding as of March 1, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 1, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Class A Common Stock		Class V Common Stock		Total Shares
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with KPCB XIV Associates, LLC(2)	11,890,097	18.2%	—	—	11,890,097	9.6%
Entities affiliated with Institutional Venture Partners XIII, L.P.(3)	10,716,458	16.4%	—	—	10,716,458	8.6%
Entities affiliated with W Capital Partners III LP(4)	7,291,435	11.2%	—	—	7,291,435	5.9%
Entities affiliated with Millennium TVP II (UPG), LLC (5)	5,769,239	8.8%	—	—	5,769,239	4.6%
Entities affiliated with Revolution Portico Holdings LLC(6)	500,000	*	18,893,491	31.9%	19,393,491	15.6%
Named Executive Officers and Directors:
Brent Handler(7)	1,269,370	1.9%	27,766,065	46.9%	29,035,435	23.2%
Brad Handler(8)	560,858	*	902,646	1.5%	1,463,504	1.2%
David Kallery(9)	64,375	*	5,782,001	9.8%	5,846,376	4.7%
Robert Kaiden(10)	—	—	—	—	—	—
Web Neighbor(11)	39,375	*	2,206,711	3.7%	2,246,086	1.8%
Michael Armstrong(12)	24,077	*	—	—	24,077	*
Scott Berman	—	—	—	—	—	—
Scot Sellers(13)	564,916	*	1,534,703	2.6%	2,009,619	1.7%
Ann Payne(12)	24,077	*	—	—	24,077	*
Eric Grosse(12)	24,077	*	—	—	24,077	*
All directors and executive officers as a group (10 persons)	2,571,125	3.9%	38,192,126	64.5%	40,763,251	32.5%

*
Represents less than 1%.

(1)
Unless otherwise noted, the business address of each of those listed in the table above is c/o Inspirato Incorporated 1544 Wazee Street, Denver, Colorado 80202.

(2)
Based solely on a Schedule 13G filed with the SEC on February 3, 2023 jointly on behalf of Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”), KPCB XIV Founders Fund, LLC (“KPCB XIV Founders”), and KPCB XIV Associates, LLC (“KPCB XIV Associates”). Consists of (i) 10,962,670 shares of Class A Common Stock directly owned by KPCB XIV and (ii) 927,427 shares of Class A Common Stock owned by KPCB XIV Founders. KPCB XIV Associates, the managing member of KPCB XIV and KPCB XIV Founders, may be deemed to have sole power to vote or dispose of these shares. The principal business address of each of the entities and individuals identified in this footnote is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025.

(3)
Based solely on a Schedule 13D filed with the SEC on February 22, 2022, jointly on behalf of Institutional Venture Partners XIII, L.P. (“IVP XIII”), Institutional Venture Management XIII LLC (“IVM XIII”), and Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, and Dennis B. Phelps (the “Managing Directors”). Consists of 10,716,458 shares of Class A Common Stock held by IVP XIII. IVM XIII is the general partner of IVP XIII. The Managing Directors, as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by IVP XIII. Each of IVP XIII, IVM XIII and the Managing Directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The Managing Directors own no securities of the Issuer directly. The principal business address of each of the entities and individuals identified in this footnote is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(4)
Based solely on a Schedule 13D/A filed with the SEC on February 10, 2023, on behalf of W Capital Partners III, L.P. Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, L.P., exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, L.P. except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, New York 10022.

(5)
Based solely on a Schedule 13D/A filed with the SEC on February 9, 2023, jointly on behalf of Millennium Technology Value Partners II, L.P. (“Millennium II”), Millennium Technology Value Partners II-A, L.P. (“Millennium II-A”), Millennium Technology Value Partners II GP, L.P. (“Millennium II GP”), Millennium TVP II (UGP), LLC (“Millennium II UGP”) and Samuel L. Schwerin. Consists of (i) 3,985,460 shares of Class A Common Stock held directly by Millennium II and (ii) 1,783,779 shares of Class A Common Stock held directly by Millennium II-A. Millennium II GP is the general partner of Millennium II and Millennium II-A. Millennium II UGP is the general partner of Millennium II GP. Mr. Schwerin is the manager and sole equity holder of Millennium II UGP. The principal business address of each of the entities and individuals identified in this footnote is 60 East 42nd Street, Suite 2137, New York, New York 10165.

(6)
Based solely on a Schedule 13D filed with the SEC on February 22, 2022, jointly on behalf of Revolution Portico Holdings LLC, Exclusive Resorts LLC, Alps Investment Holdings LLC, Revolution Management Company LLC, and Stephen M. Case. Consists of (i) 17,768,474 shares of Class V Common Stock held by Revolution Portico Holdings LLC, (ii) 500,000 shares of Class A Common Stock held by Alps Investment Holdings LLC, and (iii) and 1,125,017 shares of Class V Common Stock held by Exclusive Resorts LLC. Revolution Management Company LLC is the sole manager of Revolution Portico Holdings LLC, Alps Investment Holdings LLC, and Exclusive Resorts LLC. Stephen M. Case serves as the manager of Revolution Management Company LLC and may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(7)
Consists of (i) 1,032,639 shares of Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 24,860,704 shares of Class V Common Stock held by BRM Ventures, LLC, (iii) 844,370 shares of Class A Common Stock and 646,936 shares of Class V Common Stock held by the Brent L. Handler Revocable Trust, (iv) 950,863 shares of Class V Common Stock held by the HFIN 2020 Trust, (v) 274,923 shares of Class V Common Stock held by the SLH 2012 Descendants Trust, and

(vi) 425,000 shares of Class A Common Stock underlying RSUs held by Mr. Handler in his individual capacity vesting within 60 days of the Ownership Date. Mr. Handler is the Manager of BRM Ventures, LLC, and thus has voting and dispositive control over the shares held by BRM Ventures, LLC. Mr. Handler is the grantor of the Brent L. Handler Revocable Trust, and thus has voting and dispositive control over the shares held by the Brent L. Handler Revocable Trust. Mr. Handler is the designated investment advisor of the HFIN 2020 Trust, and in such capacity has voting and dispositive control over the shares held by HFIN 2020 Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.
(8)
Consists of (i) 363,358 shares of Class A Common Stock and 315,050 shares of Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 312,673 shares of Class V Common Stock held by the Handler Children’s Remainder Trust, (iii) 274,923 shares of Class V Common Stock held by the SLH 2012 Descendants Trust, and (iv) 197,500 shares of Class A Common Stock underlying RSUs held by Mr. Handler in his individual capacity vesting within 60 days of the Ownership Date. Mr. Handler is the trustee of the Handler Children’s Remainder Trust and thus has voting and dispositive control over the shares held by the Handler Children’s Remainder Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(9)
Consists of (i) 25,000 shares of Class A Common Stock and 1,838,113 shares of Class V Common Stock held by Mr. Kallery in his individual capacity, (ii) 2,312,781 shares of Class V Common Stock held by Patricia Kallery, Mr. Kallery’s spouse, (iii) 1,631,107 shares of Class V Common Stock held by the David S. Kallery 2021 Trust dated 12/22/21 fbo Patricia K. Kallery for which Patricia Kallery serves as trustee, and (iv) 39,375 shares of Class A Common Stock underlying RSUs held by Mr. Kallery in his individual capacity vesting within 60 days of the Ownership Date.

(10)
Mr. Kaiden was appointed our Chief Financial Officer effective March 21, 2023.

(11)
Consists of (i) 39,375 shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date and (ii) 2,206,711 shares of Class V Common Stock of which 1,195,307 shares may be repurchased by Inspirato at 60 days of the Ownership Date. Mr. Neighbor was our Chief Financial Officer until March 21, 2023.

(12)
Consists of shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date.

(13)
Consists of (i) 1,150,776 shares of Class V Common Stock held by Elk Sierra, LLC, (ii) 243,467 shares of Class A Common Stock and 383,927 shares of Class V Common Stock held by Mr. Sellers in his individual capacity, (iii) 297,372 shares of Class A Common Stock subject to stock options exercisable within 60 days of the Ownership Date, and (iv) 24,077 shares of Class A Common Stock underlying RSUs held by Mr. Sellers vesting within 60 days of the Ownership Date. As the sole member and manager of Elk Sierra, LLC, Mr. Sellers has sole voting and dispositive control over the shares held by Elk Sierra, LLC. The principal business address of Elk Sierra, LLC and Mr. Sellers is 11757 Magnolia Park Court, Las Vegas, Nevada 89141.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which:
•
we have been or are to be a participant;

•
the amount involved exceeded or exceeds $120,000; and,

•
any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Thayer Relationships and Related Party Transactions Prior to the Business Combination
Sponsor Subscription Agreement
On February 10, 2022, the Thayer Ventures Acquisition Holdings LLC, the sponsor of our legal predecessor Thayer entered into the Sponsor Subscription Agreement, with Thayer and Inspirato LLC, pursuant to which Inspirato LLC agreed to waive Thayer’s obligation to satisfy the $140 million minimum cash condition contained in the Business Combination Agreement, dated as of June 30, 2021 and as may be further amended from time to time, by and among Thayer, Inspirato LLC and the other parties thereto (the “Business Combination Agreement”). In consideration for this waiver, Thayer Ventures Acquisition Holdings LLC agreed to (i) forfeit an additional 65,000 shares of Thayer’s Class B common stock and (ii) purchase 490,197 shares of our Class A common stock for $10.20 per share, for aggregate proceeds of approximately $5.0 million, in a private placement on April 7, 2022. In connection with the private placement Thayer waived its right to appoint a director to our board of directors.
Private Placement Shares
Simultaneously with the closing of the Thayer IPO, Thayer issued 7,175,000 Private Warrants at a price of $1.00 per Private Warrant to the Sponsor, generating proceeds of $7.175 million.
Each Private Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants to the Sponsor was added to the proceeds from the Thayer IPO held in the Trust Account. The Private Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.
The purchasers of the Private Warrants agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants (except to permitted transferees) until 30 days after the completion of the Business Combination. On February 14, 2022, all 7,175,000 Private Warrants were exercised on a cashless basis into 5,078,965 shares of our Class A Common Stock.
Administrative Support Agreement
Commencing on the date of the Thayer IPO and continuing until the Closing, Thayer paid the Sponsor $20,000 per month for office space and administrative and support services. The Sponsor has waived fees under such agreement since the Thayer IPO. As a result, no charges were incurred as of December 31, 2021.
The Sponsor, Thayer’s executive officers and directors, or their respective affiliates have not been reimbursed for any out-of-pocket expenses incurred in connection with activities on Thayer’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations targets to the extent such expenses have exceeded the amount required to be retained in the Trust Account, unless the Business Combination is consummated. Upon the Closing, the Administrative Support Agreement terminated.

Sponsor Loans
In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of Thayer’s officers and directors may, but were not obligated to, loan Thayer funds as may be required. The terms of such loans by Thayer’s officers and directors, if any, were not determined and no written agreements exist with respect to such loans.
PIPE Investment
In connection with the Business Combination Agreement, in June 2021, certain investors entered into Subscription Agreements with Thayer, pursuant to which such investors subscribed for shares of our Class A common stock. Brent Handler Revocable Trust, an entity affiliated with Brent Handler, our Chief Executive Officer and director, purchased 1.0 million shares of our Class A common stock, Brad Handler, our Executive Chairman and director, purchased 395,000 shares of our Class A common stock, Elk Sierra, LLC, an entity affiliated with Scot Sellers, our director, purchased 84,432 shares of our Class A common stock, and David Kallery, our President, purchased 25,000 shares of our Class A common stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other investors. KPCB Holdings, Inc., an entity affiliated with KPCB Investment I, Inc., which beneficently owned more than 5% of the outstanding shares of our common stock, purchased 611,250 shares of our Class A common stock, Institutional Venture Partners XIII, L.P., an entity affiliated with Inspirato Group, Inc. (IVP), which beneficently owned more than 5% of the outstanding shares of our common stock, purchased 570,000 shares of our Class A common stock, Alps Investment Holdings LLC, an entity affiliated with Revolution Portico LLC, which beneficently owned more than 5% of the outstanding shares of our common stock, purchased 500,000 shares of our Class A common stock, and W Capital Partners III, L.P., an entity affiliated with W Capital Partners III IBC, Inc., which beneficently owned more than 5% of the outstanding shares of our common stock, purchased 395,155 shares of our Class A common stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other investors.
Inspirato LLC Relationships and Related Party Transactions Prior to the Business Combination
Exclusive Resorts
Inspirato leases 18 residences from Exclusive Resorts LLC (“Exclusive Resorts”). Exclusive Resorts is an affiliate of Revolution Portico Holdings LLC, which beneficially owns more than 5% of Inspirato’s equity interests. For the years ended December 31, 2021, and 2022, Inspirato recognized $3.4 million and $2.6 million, respectively, in expenses related to these lease agreements. On December 31, 2021 and 2022, Inspirato had paid all amounts due and payable under the lease agreements.
In December 2013, Inspirato LLC entered into a commercial agreement with Exclusive Resorts which provides that Exclusive Resorts members may purchase Inspirato subscriptions without paying an initiation fee. Inspirato then provides certain hospitality services to the Exclusive Resorts’ members that are also Inspirato’s subscribers and these subscribers can book vacations with Inspirato using such subscriber’s Exclusive Resorts annual dues. Exclusive Resorts pays Inspirato for Exclusive Resorts’ members usage of Inspirato’s benefits and services. In the years ended December 31, 2021, and 2022, balances due from Exclusive Resorts under these arrangements were approximately $0.4 million and $0.7 million, respectively.
Series E Preferred Unit Financing
In connection with the Series E Preferred Unit Financing in 2017, Inspirato entered into the Inspirato LLCA, the Amended and Restated Investor Rights Agreement, and the Amended and Restated Right of First Refusal and Co-Sale Agreement with certain members of Inspirato including BRM Ventures, LLC, Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of directors managers, Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of managers directors, and Handler Investments, L.P., which is affiliated with Brad Handler. Ted Schlein, a member of Inspirato’s board of managers, is affiliated with KPCB Investment I, Inc. Todd Chaffee, a member of Inspirato’s board of managers, is affiliated with Inspirato Group, Inc. John Sabin, a former member of

Inspirato’s board of managers, is affiliated with Revolution Portico Holdings LLC. Upon the completion of the Business Combination, the Inspirato LLCA was amended and restated.
The Amended and Restated Investor Rights Agreement
The Amended and Restated Investor Rights Agreement grants to certain Inspirato members, including Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, and Brent L. Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of directors, HFIN 2020 Trust and Handler Children’s Remainder Trust, entities affiliated with Brad Handler, Executive Chairman and member of Inspirato’s board of directors, registration rights with respect to the registrable securities held by such member, and grants to BRM Ventures, LLC and Revolution Portico Holdings LLC pre-emptive rights over new equity issuances, and information rights. Upon the completion of the Business Combination, the Amended and Restated Investor Rights Agreement terminated.
The Amended and Restated Right of First Refusal and Co-Sale Agreement
The Amended and Restated Right of First Refusal and Co-Sale Agreement provided for Inspirato or its designees rights of first refusal, co-sale and drag-along rights in respect of sales of units by certain members including, BRM Ventures, LLC, Inspirato Investors LLC, KPCB Investment I, Inc., Inspirato Group, Inc., Millennium Finance Co. IX, L.P., Revolution Portico Holdings LLC, and W Capital Partners III IBC, Inc., each at least 5% holders of Inspirato’s units, and Brent Handler, Brent L. Handler Revocable Trust, an entity affiliated with Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of directors, Brad Handler, HFIN 2020 Trust and Handler Children’s Remainder Trust, entities affiliated with Brad Handler, Executive Chairman and member of Inspirato’s board of directors. Upon the completion of the Business Combination, the Amended and Restated Right of First Refusal and Co-Sale Agreement terminated.
Guarantee of Surety Bonds
Inspirato’s merchant services agreement with American Express Travel Related Services Company, Inc. requires Inspirato to maintain a reserve of $20,000,000, which Inspirato satisfied by means of a surety bond. The bond surety company required an additional indemnification for issuance of the bond. Inspirato had a reimbursement agreement with each of Brent Handler, Inspirato’s Chief Executive Officer and member of Inspirato’s board of directors, and Brad Handler, Inspirato’s Executive Chairman and member of Inspirato’s board of directors, from March 2018 to September 2019 under which Inspirato agreed to reimburse Messrs. Handler and Handler for indemnification payments made to the bond surety company and paid to Brent Handler and Brad Handler an aggregate of approximately $118,000 and $162,000, respectively, for each of their personal indemnification obligations to the bond surety company. Such amounts were computed as 7% per annum of the indemnified amount.
Lease Transactions
In June 2021, we approved a transaction whereby Brent Handler, our Chief Executive Officer and director, and Brad Handler, our Executive Chairman and director, who have each agreed to acquire a condominium from a third-party developer in Charleston, South Carolina and have agreed to lease these condominiums to us. Construction of the properties is expected to be completed in approximately 14 – 18 months and upon issuance of the certificates of occupancy, Brent and Brad Handler have agreed to purchase the properties. We expect to enter into lease agreements with each of Brad and Brent Handler on terms substantially similar to other landlords on our standard lease. Monthly payments under the lease agreements are expected to be approximately $13,000 for each property. We expect to make monthly payments of approximately $2,500 and $2,400 to Brent Handler and Brad Handler, respectively, through the construction completion date, but not to exceed 36 months, to offset upfront investment costs. Such monthly amounts were computed at 5.5% of the 20% upfront deposit to be paid annually.

Employment Agreements
We have entered into employment agreements and offer letter agreements with certain of our executive officers. See the section entitled “Executive Compensation — Employment Arrangements” and the following description of our employment agreements with Brad Handler and Robert Kaiden.
Brad Handler
As of December 31, 2022, Mr. Handler’s base annual salary is $257,500 and his annual target bonus is 37.5% of his base annual salary. For 2021, Brad Handler was paid $180,000 of salary with a bonus of $100,000. In September 2021, Inspirato entered into an employment agreement with Mr. Handler as executive chairman that provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by Inspirato, and certain travel benefits with Inspirato on terms consistent with those that have been in place since 2014. Additionally, Mr. Handler’s employment agreement provided for an initial grant of 625,000 restricted stock units following the Closing and he is eligible to receive an annual equity grant which was 685,641 RSUs for 2022. Mr. Handler’s employment agreement provides for severance protection the same terms as those provided for Mr. Brent Handler in the section entitled “Executive Compensation —  Potential Payments on Termination or Change in Control.”
Robert Kaiden
In March 2023, we entered into an offer letter with Robert Kaiden, our new Chief Financial Officer, effective March 21, 2023. Mr. Kaiden’s offer letter provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us. Mr. Kaiden’s initial base annual salary is $500,000 and his initial annual target bonus is 50% of his base annual salary (provided Mr. Kaiden’s bonus for 2023 will be eligible for a payout equal to 75% of his target bonus and will be payable in the form of RSUs). Mr. Kaiden will also receive a $200,000 signing bonus, subject to being paid back on a prorated basis if Mr. Kaiden leaves within his first year of employment.
Mr. Kaiden’s offer letter provides for an initial grant of RSUs covering 1,500,000 shares. Mr. Kaiden will be considered for annual equity awards in each subsequent year commensurate with other similarly situated executives. Any such RSU awards granted to Mr. Kaiden will vest with respect to 25% of the RSUs subject to such award on the one-year anniversary of the date of grant, and 1/16th of the RSUs subject to such award will vest each quarter thereafter, subject to Mr. Kaiden’s continued service.
Mr. Kaiden’s offer letter provides for a second initial grant of RSUs covering 1,000,000 shares. 50% of the RSUs subject to such RSU award will vest on the one-year anniversary of the date of grant, and 1/8th of the RSUs subject to such award will vest quarterly thereafter, subject to Kaiden’s continued service.
Under the terms of his employment agreement, if Mr. Kaiden’s employment is terminated by us without cause, then Mr. Kaiden will become eligible to receive the following benefits:
•
an amount equal to the sum of 12 months of his annual base salary and 100% of his annual target bonus; and

•
if a change of control (as such term is defined in Mr. Kaiden’s offer letter) occurs and Mr. Kaiden’s employment is terminated without cause in connection with such change of control, 50% of Mr. Kaiden’s unvested shares, subject to equity awards, will vest.

Inspirato Incorporated Related Party Transactions
Registration Rights Agreement
On February 11, 2022, in connection with the Closing, Inspirato, the Sponsor, Thayer’s directors, certain equity holders of Inspirato, and the other parties thereto entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we filed with the SEC (at our sole cost and expense) a registration statement registering the resale of certain shares of our Class A Common Stock from time to time. Our stockholders party to the Registration Rights Agreement may demand underwritten offerings, including block trades, of their registrable securities by us from time to time. Each such group of demanding holders may request to sell all or any portion of their registrable securities in an underwritten offering as long as the total offering price is expected to exceed in the aggregate $20.0 million. Parties subject to the Registration Rights Agreement will be entitled to unlimited piggyback registration rights, subject to certain exceptions in the case of demands for underwritten block trades.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, whether the transaction would affect the independence of any director and is on terms that reflect an arms-length transaction as well as the extent of the related person’s interest in the transaction.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any transaction available to all U.S. employees generally. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2024 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 8, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Inspirato Incorporated
Attention: Corporate Secretary
1544 Wazee Street
Denver, Colorado 80202
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•
no earlier than 8:00 a.m., Mountain Standard Time, on January 19, 2024, and

•
no later than 5:00 p.m., Mountain Standard Time, on February 18, 2024.

In the event that we hold our 2024 annual meeting more or less than 30 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•
no earlier than 8:00 a.m., Mountain Standard Time, on the 120th day prior to the day of our 2024 annual meeting, and

•
no later than 5:00 p.m., Mountain Standard Time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2022, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that: Mr. Brent Handler filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on February 15, 2022; Mr. Brad Handler filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on April 15, 2022; Mr. Kallery filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on April 15,

2022; Mr. Armstrong filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on April 15, 2022; Mr. Grosse filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on April 15, 2022; Ms. Payne filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on April 15, 2022; and Mr. Sellers filed a late Form 4 on August 10, 2022 to report a restricted stock unit award that was granted to him on April 15, 2022.
2022 Annual Report
Our financial statements for our fiscal year ended December 31, 2022, are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investor.inspirato.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Denver, Colorado
April 6, 2023

Inspirato Incorporated

VOTE

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/ISPO** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2023 Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold
01 - Eric Grosse	☐	☐

1 1 B V

03SRGB

01 - Eric GrosseFor Withhold1 1 B VInspirato IncorporatedUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03SRGB++Proposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposal 2.2. The ratification of the appointment of BDO USA, LLP as ourindependent registered public account for the fiscal yearending December 31, 2023.1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy CardYou may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/ISPO orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/ISPOPhoneCall toll free 1-800-
652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!23-3532-1 C4.1 P4

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/ISPONotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 18, 2023James Hnat and Brent Wadman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Inspirato Incorporatedto be held on May 18th, 2023 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR item 2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Inspirato IncorporatedqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/ISPOThe 2023 Annual Meeting of Shareholders of Inspirato Incorporated will be held onMay 18th, 2023 at 9:00 a.m. MT, virtually via the internet at www.